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                      [LETTERHEAD OF PEPPER HAMILTON LLP]


                                October 7, 1999


Primus Telecommunications Group, Inc.
1700 Old Meadow Road
Suite 300
McLean, Virginia  22102

          Re:  Registration Statement on Form S-3
               (Registration No. 333-86839)
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Ladies and Gentlemen:

          We have acted as special counsel to Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a public offering (the "Offering") of shares (the "Primary Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), having an aggregate value of up to $150,000,000, and additional shares of Common Stock (the "Additional Shares" and, together with the Primary Shares, the "Shares"), having an aggregate value of up to $22,500,000 subject to an over-allotment option.

          The opinion is delivered in accordance in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (No. 333-86839) originally filed under the Act with the Securities and Exchange Commission (the "Commission") on September 10, 1999, Amendment No. 1 thereto filed on September 17, 1999 ("Amendment No. 1") and Amendment No. 2 thereto filed on October 7, 1999 (as so amended the "Registration Statement"); (ii) the form of underwriting agreement, filed as Exhibit 1.1 to Amendment No. 2 to the Registration Statement (the "Underwriting Agreement"), to be entered into by and among the Company, Primus Telecommunications, Inc., Primus Telecommunications (Australia) Pty. Ltd., Primus Telecommunications Pty. Ltd. and Lehman Brothers, Inc., Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Legg Mason Wood Walker, Incorporated, Jeffries & Company, Inc. and Kaufman Bros., L.P., as representatives of the several underwriters (the "Representatives"); (iii) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, as in effect on the date hereof; (iv) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares; (v) a specimen certificate representing the shares of Common Stock; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
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Primus Telecommunications Group, Incorporated
October 7, 1999
Page 2

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

          We express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. When (i) the Board of Directors of the Company authorizes the price per Primary Share, (ii) the duly appointed officers of the Company execute and deliver the Underwriting Agreement and (iii) the Primary Shares are issued and delivered against payment therefor in accordance with the terms and conditions of the Underwriting Agreement, the Primary Shares will be duly authorized, validly issued, fully paid and nonassessable.

          2. When (i) the Board of Directors of the Company authorizes the price per Additional Share, (ii) the duly appointed officers of the Company execute and deliver the Underwriting Agreement and (iii) the Additional Shares are issued and delivered against payment therefor in accordance with the terms and conditions of the Underwriting Agreement, the Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

          This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                              Very truly yours,



                              PEPPER HAMILTON LLP